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                                                                     EXHIBIT 2.3


                                 AMENDMENT NO. 2
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER


         This AMENDMENT NO. 2 dated as of April 22, 1998 (this "Amendment"), to the Agreement and Plan of Merger dated as of March 4, 1998, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated April 17, 1998 (the "Agreement"), is entered into by and between EVI, Inc., a Delaware corporation ("EVI"), and Weatherford Enterra, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, EVI and the Company have entered into the Agreement, pursuant to which the Company will merge with and into EVI (the "Merger"), upon the terms and subject to the conditions of the Agreement, and each issued and outstanding share of the Company's common stock, $0.10 par value, not owned by the Company, EVI or any wholly owned subsidiary of the Company or EVI will be converted into
 .95 of a share of EVI's common stock, $1.00 par value;

         WHEREAS, EVI and the Company wish to amend the Agreement as set forth in this Amendment; and

         WHEREAS, capitalized terms used herein but otherwise not defined herein shall have the meanings given to such terms in the Agreement;

         NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Section 1.5 of the Agreement is hereby amended in its entirety to read as follows:

         "SECTION 1.5.      Directors.

                (a) The number of directors of the Surviving Corporation shall be eight, of which five shall be named by EVI and three shall be named by the Company.

                (b) The directors to be named by the Company have been identified in writing to EVI. If, prior to the Effective Time of the Merger, any of the Company's designees to the Board of Directors of the Surviving Corporation shall decline or be unable to serve as a director of the Surviving Corporation, the Company's other designees shall designate another person to serve in such person's stead, subject to the approval of a majority of EVI's Board of Directors at that time, which approval shall not be unreasonably withheld."

                (c) The directors to be named by EVI have been identified in writing to



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         the Company. If, prior to the Effective Time of the Merger, any of
         EVI's designees to the Board of Directors of the Surviving Corporation shall decline or be unable to serve as a director of the Surviving Corporation, the Board of Directors of EVI shall designate another person to serve in such person's stead.

                (d) The directors to be named by the Company shall be from the existing directors of the Company and shall be required to be approved by EVI. The directors of the Surviving Corporation shall hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation from the Effective Time of the Merger until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                (e) Subject to the fiduciary duties of the Board of Directors of the Surviving Corporation, and the willingness of such persons to serve as directors of the Surviving Corporation, the Board of Directors of the Surviving Corporation shall submit as nominees for election to the Board of Directors of the Surviving Corporation at the Annual Meetings of Stockholders of the Surviving Corporation to be held through the year 2000 the initial directors of the Surviving Corporation as provided for herein."

         2. Except as otherwise modified and amended by this Amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

         3. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         4. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed and delivered on its behalf as of the date first above written.

                                EVI, INC.


                                By:     /s/ Bernard J. Duroc-Danner
                                   -------------------------------------------
                                          Bernard J. Duroc-Danner
                                     President and Chief Executive Officer


                                WEATHERFORD ENTERRA, INC.


                                By:    /s/ Thomas R. Bates, Jr.
                                   --------------------------------------------
                                        Thomas R. Bates, Jr.
                                    President and Chief Executive Officer




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